CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our reports on The Brinson Funds (Global Fund, Global Equity Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Value Equity Fund, U.S. Large Cap Equity Fund, U.S. Large Cap Growth Fund, U.S. Small Cap Equity Fund, U.S. Small Cap Growth Fund, Global Technology Fund, Global Biotech Fund, REIT Fund, U.S. Bond Fund, High Yield Fund, Emerging Markets Debt Fund, Global (Ex-U.S.) Equity Fund and Emerging Markets Equity
Fund) dated February 8, 2000 in the Registration Statement (Form N-1A) and their incorporation by reference in the related Prospectuses and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 29 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-47287) and in this Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6637).



ERNST & YOUNG LLP


Chicago, Illinois
February 13, 2000